UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2024

Commission File Number 0-22496

RADIUS RECYCLING, INC.

(Exact name of registrant as specified in its charter)

oregon	93-0341923
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

299 SW Clay Street, Suite 400, Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 224-9900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	RDUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 17, 2024 (the “Effective Date”), Radius Recycling, Inc. (the “Company”) and certain of its subsidiaries entered into the fourth amendment (the “Fourth Amendment”) to its Third Amended and Restated Credit Agreement, dated as of April 6, 2016, by and among the Company, as the US Borrower, Schnitzer Steel Canada Ltd., as the Canadian borrower, the subsidiaries of the Company party thereto (the “Guarantors”), Bank of America, N.A., as administrative agent and the other lenders party thereto (as amended prior to the Fourth Amendment, the “Existing Credit Agreement”, the Existing Credit Agreement, as amended pursuant to the Fourth Amendment, the “Amended Credit Agreement”).

The Fourth Amendment makes certain modifications to the Existing Credit Agreement, including amendments that, among other things, (i) replace for the four fiscal quarter periods ending May 31, 2024 through February 28, 2025, the maintenance covenant currently requiring compliance with a minimum permitted fixed charge coverage ratio (as defined under the Existing Credit Agreement), with maintenance covenants requiring compliance with a minimum permitted interest coverage ratio and a minimum permitted asset coverage ratio, (ii) expand the collateral package provided to the lenders by the Company and the Guarantors under the Amended Credit Agreement to include (x) certain personal property of the Company and the Guarantors and (y) the equity interests held by the Company and the Guarantors in their respective subsidiaries (in each case, subject to certain customary exceptions), (iii) replace the CDOR Rate applicable to borrowings denominated in Canadian Dollars with a customary Term CORRA rate, (iv) increase the interest rate with respect to outstanding indebtedness under the Amended Credit Agreement to at the Company’s option, either (A) Term SOFR (or the Term CORRA rate for C$ loans) plus a spread of between 1.50% and 2.50%, or (B) the greater of the prime rate, the federal funds rate plus 0.50% or the daily rate equal to Term SOFR plus 1.00%, in each case, plus a spread of between 0.50% and 1.50%, in each case, based on a pricing grid tied to the Company’s consolidated net funded debt to EBITDA ratio and (v) increase the commitment fees that are payable on the unused portion of the credit facilities to rates between 0.175% and 0.350%, in each case, based on a pricing grid tied to the Company’s consolidated net funded debt to EBITDA ratio.

The foregoing summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	Fourth Amendment, dated as of June 17, 2024, to Third Amended and Restated Credit Agreement dated as of April 6, 2016 by and among Radius Recycling, Inc., as the US Borrower, Schnitzer Steel Canada Ltd., as the Canadian Borrower, Bank of America, N.A., as Administrative Agent, and the other Lenders party thereto.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radius Recycling, Inc.

Dated: June 18, 2024	By:	/s/ Stefano R. Gaggini
Stefano R. Gaggini
Senior Vice President and Chief Financial Officer